Exhibit 5.1

Stevens & Lee

A PA Professional Corporation

600 College Road East
Suite 4400
Princeton, NJ  08540
(609) 243-9111  Fax (609) 243-9333
www.stevenslee.com

March 20, 2006

Board of Directors

deCODE genetics, Inc.

Sturlugata 8

IS-101 Reykjavik

Iceland

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (as it may be amended from time to time, the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration for resale from time to time of an aggregate of 635,006 shares of common stock, $.001 par value per share, (the “Shares”) of deCODE genetics, Inc., a Delaware corporation (the “Company”). All of the Shares are being registered on behalf of, and will be offered and sold by, the selling stockholder named in the Registration Statement.

In connection with delivering this opinion, we, as counsel, have reviewed the following documents:

1.                                       The Registration Statement;

2.                                       The articles of incorporation of the Company;

3.                                       The bylaws of the Company as presently in effect;

4.                                       The Share Purchase Agreement dated January 17, 2006, between the Company and Iceland Genomics Corporation (the “Share Purchase Agreement”).

5.                                       Resolutions adopted by the Board of Directors of the Company on July 12, 2005 authorizing and approving the execution and delivery of the Share Purchase Agreement and the issuance and sale of the Shares in connection therewith.

6.                                       A certificate of an officer of the Company regarding the consummation of the transactions contemplated by the Share Purchase Agreement (the “Officer’s Certificate”).

Based upon our review of the above, and subject to the qualifications, limitations, assumptions and exceptions set forth below, it is our opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

In providing this opinion we have assumed, without investigation, the genuineness of all signatures, the due authorization, execution and delivery of the Share Purchase Agreement by the parties thereto, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such documents. We have relied on the accuracy of the representations contained in the Share Purchase Agreement and the Officer’s Certificate and have made no independent investigation thereof.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. The opinions set forth herein are based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein. This letter is provided as a legal opinion and advice only, and not as a guarantee or warranty of the matters discussed herein. We express no opinion with regard to any matter which may be governed by any law other than the Federal law of the United States of America and the General Corporation Law of Delaware.

This opinion is intended solely for your information and is not to be quoted in whole or in part nor is it to be filed with, or disclosed to, any governmental agency or other person without our prior written consent. No other person or entity is entitled to rely on this opinion without our prior written consent.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ STEVENS & LEE